Exhibit 99.1

February 12, 2019

SilverSun Technologies Announces Appointment of New Chief Financial Officer

EAST HANOVER, NJ, Feb. 12, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- SilverSun Technologies, Inc. (NASDAQ: SSNT), a national provider of transformational business technology solutions and services, today announced the appointment of Christine Dye as Chief Financial Officer. Ms. Dye will also serve as CFO of SWK Technologies, Inc., the Company’s wholly-owned subsidiary.

Crandall Melvin, who has served as the Company’s CFO since 2015, and has also served as CFO of SWK Technologies since 2007, is retiring.

Ms. Dye has over 20 years of financial management experience within technology solution organizations, including serving as Chief Financial Officer at three previous companies.

As CFO of Send Word Now, Inc., and later as CFO at On-Net Surveillance Systems, both private-equity sponsored companies, she assisted in the sale of both businesses. In addition, she was previously Finance Director at Citrix Systems, Inc., where she also served as part of the leadership team for GoToAssist™ and the Audio Conferencing division.

Christine earned her B.S. in Accounting from the University of North Carolina at Charlotte, and is a Certified Public Accountant in New Jersey.

Ms. Dye commented, “I’m pleased to join the SilverSun/SWK team, which includes some of the most talented individuals in the industry. The depth and breadth of the Company’s expertise is second to none, and I’m looking forward to helping drive the business to new heights over the coming years.”

Mark Meller, CEO of SilverSun, commented, “The addition of Christine to our executive team will help us maintain the aggressive growth we’ve delivered over the past seven years. Her focus will be on streamlining our business processes, making us more efficient, and thereby making us both more agile and more profitable. We intend to do more with less, and Christine will be instrumental in helping us achieve that goal.”

Meller continued, “I am deeply indebted to Chip Melvin for his many contributions to our organization. His knowledge, counsel and insight were an invaluable resource to me, and his dedication and work ethic were second to none. He will be sorely missed, and I wish him all the best.”

Meller concluded, “With our new team, we are well positioned to deliver continued outstanding results for the benefit of our shareholders, employees, partners and customers. We are extremely excited about our future prospects, and we look forward to providing more exciting news in the weeks and months ahead.”

About SilverSun Technologies, Inc.

We are a business application, technology and consulting company providing strategies and solutions to meet our clients' information, technology and business management needs. Our services and technologies enable customers to manage, protect and monetize their enterprise assets whether on-premise or in the "Cloud". As a value added reseller of business application software, we offer solutions for accounting and business management, financial reporting, Enterprise Resource Planning ("ERP"), Warehouse Management Systems, Customer Relationship Management, and Business Intelligence.

Additionally, we have our own development staff building software solutions for Electronic Data Interchange, time and billing, and various ERP enhancements. Our value-added services focus on consulting and professional services, specialized programming, training, and technical support. We have a dedicated network services practice that provides managed services, hosting, business continuity, cloud, e-mail and web services. Our customers are nationwide, with concentrations in the New York/New Jersey metropolitan area, Chicago, Dallas, Arizona, Seattle, Greensboro, and Southern California.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to SilverSun Technologies, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contact:

Mark Meller

SilverSun Technologies, Inc.

973-758-6108

meller@silversuntech.com

Source: SilverSun Technologies, Inc.